UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 15, 2016, John Daly submitted his resignation from the Board of Directors (the “Board”) of Reynolds American Inc. (“RAI”), effective immediately prior to the Board’s regularly scheduled February 4, 2016 meeting. Mr. Daly has served on RAI’s Board since December 2010, as one of the five board members designated by Brown & Williamson Holdings, Inc. (“B&W”), a subsidiary of British American Tobacco p.l.c. (“BAT”), under the terms of the Governance Agreement dated as of July 30, 2004, as amended, among RAI, B&W and BAT. Mr. Daly was the Chief Operating Officer of BAT from September 2010 to December 2013, and retired from BAT in April 2014. His term as a Class II Director was scheduled to expire on the date of RAI’s 2018 annual meeting of shareholders.

In addition, on January 15, 2016, B&W designated Jerome Abelman for nomination to RAI’s Board to succeed Mr. Daly as an RAI Director, effective upon Mr. Daly’s resignation on February 4, 2016. Mr. Abelman is Director, Legal & External Affairs and General Counsel at BAT. RAI’s Board will vote upon Mr. Abelman’s formal nomination and election to the Board at its regularly scheduled February 4, 2016 meeting. A copy of the press release announcing the foregoing resignation and designation is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an Exhibit to this Report.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated January 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2016

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III

Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated January 15, 2016.